Exhibit 99.1

Ambarella, Inc. Announces Fourth Quarter and Fiscal Year 2024 Financial Results

February 27, 2024 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), an edge AI semiconductor company, today announced fourth quarter and full year fiscal 2024 financial results for the period ended January 31, 2024.

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Revenue for the fourth quarter of fiscal 2024 was $51.6 million, down 38.1% from $83.3 million in the same period in fiscal 2023. For the fiscal year ended January 31, 2024, revenue was $226.5 million, down 32.9% from $337.6 million for the fiscal year ended January 31, 2023.

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Gross margin under U.S. generally accepted accounting principles (GAAP) for the fourth quarter of fiscal 2024 was 59.8%, compared with 59.6% for the same period in fiscal 2023. For the fiscal year ended January 31, 2024, GAAP gross margin was 60.4%, compared with 61.9% for the fiscal year ended January 31, 2023.

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GAAP net loss for the fourth quarter of fiscal 2024 was $60.6 million, or loss per diluted ordinary share of $1.50, compared with a GAAP net loss of $11.1 million, or loss per diluted ordinary share of $0.29, for the same period in fiscal 2023. GAAP net loss for the fiscal year ended January 31, 2024 was $169.4 million, or loss per diluted ordinary share of $4.25. This compares with GAAP net loss of $65.4 million, or loss per diluted ordinary share of $1.70, for the fiscal year ended January 31, 2023. For the fourth quarter and full fiscal year ended January 31, 2024, GAAP net loss included a one-time income tax charge of $22.7 million establishing a valuation allowance on certain U.S. deferred tax assets that are deemed more-likely-than-not to be unrealizable in the foreseeable future.

Financial results on a non-GAAP basis for the fourth quarter and full year fiscal 2024 are as follows:

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Gross margin on a non-GAAP basis for the fourth quarter of fiscal 2024 was 62.5%, compared with 63.5% for the same period in fiscal 2023. For the fiscal year ended January 31, 2024, non-GAAP gross margin was 63.3%, compared with 63.9% for the fiscal year ended January 31, 2023.

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Non-GAAP net loss for the fourth quarter of fiscal 2024 was $9.8 million, or loss per diluted ordinary share of $0.24. This compares with non-GAAP net income of $8.9 million, or earnings per diluted ordinary share of $0.23, for the same period in fiscal 2023. Non-GAAP net loss for the fiscal year ended January 31, 2024 was $33.1 million, or loss per diluted ordinary share of $0.83. This compares with non-GAAP net income of $43.1 million, or earnings per diluted ordinary share of $1.10, for the fiscal year ended January 31, 2023.

Based on information available as of today, Ambarella is offering the following guidance for the first quarter of fiscal year 2025, ended April 30, 2024:

•	Revenue is expected to be between $52.0 million and $56.0 million

•	Gross margin on a non-GAAP basis is expected to be between 61.5% and 63.0%

•	Non-GAAP operating expenses are expected to be between $46.0 million and $49.0 million

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation, acquisition-related costs and restructuring expense adjusted for the associated tax impact, which includes the effect of recognition or release of valuation allowances on deferred tax assets. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable debt securities on hand at the end of the fourth quarter of fiscal 2024 was $219.9 million, compared with $222.3 million at the end of the prior quarter and $206.9 million at the end of the same quarter a year ago.

“We expect to return to revenue growth in fiscal year 2025, due to the strength of our AI products and the early actions we took to help our customers navigate their excess inventory. Looking beyond, we aim to restore growth and profitability while continuing to drive our edge AI inference R&D focus,” said Fermi Wang, President and CEO. “In the last year our key achievements included the continued ramp of our first 5 nanometer AI processor, CV5, which paves the way for our newer 5nm products. We sampled three new 5 nanometer AI processors; N1, CV72AQ and CV3-AD685, introduced our GenAI edge strategy and built-out our CV3 platform with the ongoing commercialization of our autonomous driving software stack modules and our centrally processed HD radar perception software.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and John Young, Chief Financial Officer, to discuss the fourth quarter of fiscal year 2024 results. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of human vision and edge AI applications, including video security, advanced driver assistance systems (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving and robotics applications. Ambarella’s low-power systems-on-chip (SoCs) offer high-resolution video compression, advanced image and radar processing, and powerful deep neural network processing to enable intelligent perception, fusion and planning. For more information, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” “should,” or similar expressions, including the guidance for the first quarter of fiscal year 2025 ending April 30, 2024, and the comments of our CEO relating to our expectation of future revenue growth and longer-term profitability, customer demand for our AI products, our ability to successfully execute our R&D strategy, and our ability to commercialize our autonomous driving software stack modules and our centrally processed HD radar perception software. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, global economic and political conditions, including possible trade tariffs and restrictions; revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our customers’ ability to manage their inventory requirements; our growth strategy; our ability to anticipate future market demands and future needs of our customers, particularly for AI computer vision applications; our ability to introduce, and to generate revenue from, new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision and AI functionality; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive and robotics markets; anticipated trends and challenges, including competition, in the markets in which we operate; risks associated with global health conditions and associated risk mitigation measures; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Quarterly Report on Form 10-Q for the third quarter of fiscal year 2024, which is on file with the Securities and Exchange Commission. Additional information will also set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information, including non-GAAP gross margin, net income (loss), and earnings (losses) per share, as a supplement to the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Non-GAAP financial information excludes the impact of stock-based compensation, acquisition-related costs and restructuring expense adjusted for the associated income tax effect. The income tax effect adjustment consists of tax effect of items excluded from our non-GAAP measures, as well as recognition or release of any valuation allowances on deferred tax assets. A valuation allowance is a non-cash adjustment primarily reflecting estimates made in calculation of current and deferred income taxes based on estimated future taxable profits in the United States, that are not directly attributable to our consolidated operating performance. Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. The company’s definitions of its non-GAAP financial measures may differ from the definitions used by other companies and, therefore, comparability may be limited, and other companies may not publish these non-GAAP financial measures. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the fourth quarter of fiscal year 2024, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the first quarter of fiscal year 2025, a reconciliation of the company’s guidance for non-GAAP gross margin and non-GAAP operating expenses to the closest corresponding GAAP measure is not available without unreasonable efforts due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2024	2023	2024	2023
Revenue	$51,616	$83,321	$226,474	$337,606
Cost of revenue	20,763	33,676	89,657	128,672

Gross profit	30,853	49,645	136,817	208,934

Operating expenses:
Research and development	51,992	53,054	215,052	204,946
Selling, general and administrative	20,575	20,031	76,325	78,244

Total operating expenses	72,567	73,085	291,377	283,190
Loss from operations	(41,714)	(23,440)	(154,560)	(74,256)
Other income, net	2,107	1,825	6,030	3,318

Loss before income taxes	(39,607)	(21,615)	(148,530)	(70,938)
Provision (benefit) for income taxes	21,000	(10,510)	20,887	(5,552)

Net loss	$(60,607)	$(11,105)	$(169,417)	$(65,386)

Net loss per share attributable to ordinary shareholders:
Basic	$(1.50)	$(0.29)	$(4.25)	$(1.70)

Diluted	$(1.50)	$(0.29)	$(4.25)	$(1.70)

Weighted-average shares used to compute net loss per share attributable to ordinary shareholders:
Basic	40,384,743	38,898,290	39,878,872	38,363,638

Diluted	40,384,743	38,898,290	39,878,872	38,363,638

The following tables present details of stock-based compensation, acquisition-related costs and restructuring expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2024	2023	2024	2023
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$647	$2,526	$3,341	$3,597
Research and development	17,950	17,461	72,759	71,236
Selling, general and administrative	9,923	9,120	35,216	36,325

Total stock-based compensation	$28,520	$29,107	$111,316	$111,158

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2024	2023	2024	2023
	(unaudited, in thousands)
Acquisition-related costs:
Cost of revenue	$757	$757	$3,028	$3,028
Research and development	—	—	—	—
Selling, general and administrative	520	488	2,080	2,066

Total acquisition-related costs	$1,277	$1,245	$5,108	$5,094

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2024	2023	2024	2023
	(unaudited, in thousands)
Restructuring expense:
Cost of revenue	$—	$—	$66	$—
Research and development	36	—	708	—
Selling, general and administrative	68	—	182	—

Total restructuring expense	$104	$—	$956	$—

The difference between GAAP and non-GAAP gross margin was 2.7% and 3.9%, or $1.4 million and $3.3 million, for the three months ended January 31, 2024 and 2023, respectively. The difference between GAAP and non-GAAP gross margin was 2.9% and 2.0%, or $6.4 million and $6.6 million, for the fiscal years ended January 31, 2024 and 2023, respectively. The differences were due to the effect of stock-based compensation, amortization of acquisition-related costs and restructuring expense.

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS (LOSSES) PER SHARE

(in thousands, except share and per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2024	2023	2024	2023
	(unaudited)
GAAP net loss	$(60,607)	$(11,105)	$(169,417)	$(65,386)
Non-GAAP adjustments:
Stock-based compensation expense	28,520	29,107	111,316	111,158
Acquisition-related costs	1,277	1,245	5,108	5,094
Restructuring expense	104	—	956	—
Income tax effect	20,881	(10,310)	18,971	(7,785)

Non-GAAP net income (loss)	$(9,825)	$8,937	$(33,066)	$43,081

GAAP - diluted weighted average shares	40,384,743	38,898,290	39,878,872	38,363,638
Non-GAAP - diluted weighted average shares	40,384,743	39,639,253	39,878,872	39,135,313
GAAP - diluted net loss per share	$(1.50)	$(0.29)	$(4.25)	$(1.70)
Non-GAAP adjustments:
Stock-based compensation expense	0.71	0.75	2.79	2.90
Acquisition-related costs	0.03	0.03	0.13	0.13
Restructuring expense	—	—	0.02	—
Income tax effect	0.52	(0.27)	0.48	(0.20)
Effect of Non-GAAP - diluted weighted average shares	—	0.01	—	(0.03)
Non-GAAP - diluted net income (loss) per share	$(0.24)	$0.23	$(0.83)	$1.10

During the three months ended January 31, 2024, we recorded a valuation allowance of $22.7 million on certain deferred tax assets according to GAAP. Based on current forecasts of future taxable income in the United States, we believe it is more-likely-than-not that we will not benefit from these deferred tax assets. This valuation allowance was excluded from non-GAAP tax expense for the three and twelve months ended January 31, 2024, and is included in the “income tax effect” line in the above table.

AMBARELLA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	January 31, 2024	January 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$144,914	$113,541
Marketable debt securities	75,013	93,322
Accounts receivable, net	24,950	51,987
Inventories	29,043	40,486
Restricted cash	7	8
Prepaid expenses and other current assets	6,230	5,288

Total current assets	280,157	304,632
Property and equipment, net	10,439	11,814
Deferred tax assets, non-current	234	19,276
Intangible assets, net	55,136	58,497
Operating lease right-of-use assets, net	5,250	8,339
Goodwill	303,625	303,625
Other non-current assets	2,814	4,012

Total assets	$657,655	$710,195

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	28,503	17,845
Accrued and other current liabilities	48,598	56,655
Operating lease liabilities, current	3,443	3,539
Income taxes payable	1,541	4,112
Deferred revenue, current	894	1,311

Total current liabilities	82,979	83,462
Operating lease liabilities, non-current	1,896	5,097
Other long-term liabilities	12,909	15,548

Total liabilities	97,784	104,107

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	18	18
Additional paid-in capital	694,967	572,076
Accumulated other comprehensive loss	(183)	(492)
Retained earnings (accumulated deficit)	(134,931)	34,486

Total shareholders’ equity	559,871	606,088

Total liabilities and shareholders’ equity	$657,655	$710,195

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com